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                                                                      Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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                                                  First Quarter Ended
                                             March 31,          March 31,
                                               2001               2000
                                           -------------      -------------
Income before extraordinary
  losses                                   $  44,211,000      $  30,748,000
Extraordinary losses, net                       (131,000)                --
                                           -------------      -------------
Net income                                 $  44,080,000      $  30,748,000
                                           =============      =============

BASIC EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                         114,614,364        121,642,638
                                           =============      =============

BASIC EARNINGS PER COMMON SHARE
    Income before extraordinary losses     $        0.38      $        0.25
    Extraordinary losses, net                         --                 --
                                           -------------      -------------
        Net income                         $        0.38      $        0.25
                                           =============      =============

DILUTED EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                         114,614,364        121,642,638
    Additional shares based on
      average market price for
      period applicable to:

        Restricted stock                         653,279            398,614
        Stock options                          1,829,931          1,239,903
                                           -------------      -------------

Average number of common and
  common equivalent shares outstanding       117,097,574        123,281,155
                                           =============      =============

DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARES
    Income before extraordinary losses     $        0.38      $        0.25
    Extraordinary losses, net                         --                 --
                                           -------------      -------------
        Net income                         $        0.38      $        0.25
                                           =============      =============
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